UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2025, Windtree Therapeutics, Inc. (the “Company”) entered into note purchase agreements (the “June Note Purchase Agreements”) with three purchasers (the “June Purchasers,” and each a “June Purchaser”). Pursuant to the June Note Purchase Agreements, the Company issued two Convertible Promissory Notes to Purchasers in the principal amount of $58,140 for a purchase price of $50,000 and issued the other June Purchaser a Convertible Promissory Note in the principal amount of $96,899 for a purchase price of $83,333 (collectively, the “June Promissory Notes”).

On July 2, 2025, the Company entered into note purchase agreements (the “July Note Purchase Agreements”) with two purchasers (the “July Purchasers,” and each a “July Purchaser”). Pursuant to the July Note Purchase Agreements, the Company issued two Convertible Promissory Notes to the July Purchasers, each in a principal amount of $40,698 for a purchase price of $35,000 (collectively, the “July Promissory Notes”).

The June and July Promissory Notes accrue interest at 14% per annum and have a 12-month maturity date. The June and July Promissory Notes may be converted to shares of the Company’s Common Stock (“Common Stock”) at a conversion price of $0.587 per share.

Pursuant to the June and July Note Purchase Agreements, the Company issued each of the June Purchasers and July Purchasers warrants to purchase shares of Common Stock in an amount equal to 25% of the purchase price paid by each investor (the “Warrants” and each a “Warrant”). One June Purchaser received a Warrant for $20,833 worth of shares of Common Stock, and the other June Purchasers received Warrants for $12,500 worth of shares of Common Stock. Both July Purchasers received Warrants for $8,750 worth of shares of Common Stock. All Warrants have an exercise price of $1.10 per share of Common Stock. Because the Warrants entitle the holder to a number of shares based on a share value, the number of shares issuable upon exercise of a Warrant will change if the exercise price is adjusted.

The June and July Promissory Notes and the Warrants were sold in reliance upon an exemption from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder. The Company received gross proceeds of $253,333 from the sale of the June and July Promissory Notes and Warrants, before deducting offering expenses. The proceeds of the June and July Promissory Notes will be used to fund operational expenses of the Company, including the funding of a loan to Titan Environmental Services, Inc.

The foregoing descriptions are only summaries of the material terms thereof, do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of the agreements, which are filed with this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document
4.1	Form of Convertible Note issued on June 27, 2025

4.2	Form of Common Stock Purchase Warrant issued on June 27, 2025

4.3	Form of Convertible Note issued on July 2, 2025

4.4	Form of Common Stock Purchase Warrant issued on July 2, 2025

10.1	Form of Note Purchase Agreement dated June 27, 2025

10.2	Form of Note Purchase Agreement dated July 2, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Windtree Therapeutics, Inc.

By:	/s/ Jed Latkin
Name:	Jed Latkin
Title:	President and Chief Executive Officer

Date: July 3, 2025